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                                                            EXHIBIT NO. 99.9(b)

                            LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 30 to the Registration Statement (File Nos. 2-60491 and 811-2794) (the "Registration Statement") of MFS(R) Series Trust III (the "Trust"), of my opinion dated May 13, 1998, appearing in Post-Effective Amendment No. 25 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on May 15, 1998.


                                         JAMES R. BORDEWICK, JR.
                                         ------------------------------------
                                         James R. Bordewick, Jr.
                                         Assistant Secretary and Assistant Clerk

Boston, Massachusetts
May 29, 2001